Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces Fourth-Quarter and Full-Year 2025 Results

Fourth-Quarter Financial Highlights
•Net sales of $1,475 million; year-over-year increase of 10.6%
•$76 million exit and restructuring charges for actions to increase focus and productivity
•Net income of $70 million and net income per diluted share of $1.39, year-over-year decrease of 57.1% and 55.7%, respectively
•Non-GAAP diluted EPS increased 8.3% year-over-year to $4.33
•Adjusted EBITDA increased 10.5% year-over-year to $326 million
•$303 million of share repurchases towards its previously announced $500 million 12-month commitment

Lincolnshire, Ill., February 12, 2026 — Zebra Technologies Corporation (NASDAQ: ZBRA), a global leader in digitizing and automating workflows to deliver intelligent operations, today announced results for the fourth quarter and full year ended December 31, 2025.

“We delivered a strong finish to the year as our team continued to advance the strategic priorities that strengthen Zebra’s leadership in digitizing and automating workflows,” said Bill Burns, Chief Executive Officer, Zebra Technologies. “We entered 2026 with a healthy backlog and pipeline, momentum from the Elo Touch acquisition, and a sharper focus on our highest-growth opportunities. We have also made strong progress on our commitment to return capital to shareholders, and our Board of Directors approved an additional $1 billion share repurchase authorization. Zebra is well positioned to deliver innovative solutions for our customers and long-term shareholder value."

$ in millions, except per share amounts	4Q25	4Q24	Change	FY25	FY24	Change
Select reported measures:
Net sales	$1,475	$1,334	10.6%	$5,396	$4,981	8.3%
Gross profit	698	648	7.7%	2,593	2,413	7.5%
Gross margin	47.3%	48.6%	(130) bps	48.1%	48.4%	(30) bps
Net income	70	163	(57.1%)	419	528	(20.6%)
Net income margin	4.7%	12.2%	(750) bps	7.8%	10.6%	(280) bps
Net income per diluted share	$1.39	$3.14	(55.7%)	$8.18	$10.18	(19.6%)

Select Non-GAAP measures:
Adjusted net sales	$1,475	$1,334	10.6%	$5,396	$4,981	8.3%
Organic net sales growth			2.5%			6.2%
Adjusted gross profit	711	650	9.4%	2,615	2,422	8.0%
Adjusted gross margin	48.2%	48.7%	(50) bps	48.5%	48.6%	(10) bps
Adjusted EBITDA	326	295	10.5%	1,170	1,047	11.7%
Adjusted EBITDA margin	22.1%	22.1%	0 bps	21.7%	21.0%	70 bps
Non-GAAP net income	$219	$208	5.3%	$811	$701	15.7%
Non-GAAP earnings per diluted share	$4.33	$4.00	8.3%	$15.84	$13.52	17.2%

Net sales were $1,475 million in the fourth quarter of 2025 compared to $1,334 million in the prior year. Net Sales in the Connected Frontline ("CF") segment were $854 million in the fourth quarter of 2025 compared to $726 million in the prior year. Asset Visibility & Automation ("AVA") segment net sales were $621 million in the fourth quarter of 2025 compared to $608 million in the prior year. Consolidated organic net sales for the fourth quarter of 2025 increased 2.5% year over year, with a 3.6% increase in the CF segment and 1.3% increase in the AVA segment.

Fourth-quarter 2025 gross profit was $698 million compared to $648 million in the prior year. Gross margin decreased to 47.3% for the fourth quarter of 2025 compared to 48.6% in the prior year. The decrease was primarily due to lower services and software margin. Adjusted gross margin was 48.2% in the fourth quarter of 2025, compared to 48.7% in the prior year.

Operating expenses increased in the fourth quarter of 2025 to $559 million from $423 million in the prior year primarily due to exit and restructuring charges including the previously announced plans to exit our robotics business, as well as the addition of the Elo Touch acquisition. Adjusted operating expenses increased in the fourth quarter of 2025 to $404 million from $373 million in the prior year.

Net income for the fourth quarter of 2025 was $70 million, or $1.39 per diluted share, compared to net income of $163 million, or $3.14 per diluted share, in the prior year. Non-GAAP net income for the fourth quarter of 2025 increased to $219 million, or $4.33 per diluted share, compared to $208 million, or $4.00 per diluted share, in the prior year.

Adjusted EBITDA for the fourth quarter of 2025 increased to $326 million, or 22.1% of adjusted net sales, compared to $295 million, or 22.1% of adjusted net sales, in the prior year due to improved operating expense leverage.

Balance Sheet and Cash Flow
As of December 31, 2025, the Company had cash and cash equivalents of $125 million and total debt of $2,511 million.

For the full year 2025, net cash provided by operating activities was $917 million and the Company made capital expenditures of $86 million, resulting in free cash flow of $831 million. The Company acquired Elo Touch and Photoneo for $1,365 million, made share repurchases under its existing authorization of $587 million and had net debt payments of $328 million.

Zebra's Board of Directors has authorized the repurchase of $1 billion of common stock, which augments the previous $1 billion purchase authorization.

Outlook
First Quarter 2026
The Company expects sales growth between 11% and 15% compared to the prior year. This expectation includes an approximately 10 point favorable impact from acquisitions and foreign currency translation.

Adjusted EBITDA margin for the first quarter is expected to be between approximately 21% and 22%. Non-GAAP diluted earnings per share are expected to be in the range of $4.05 to $4.35.

Full Year 2026
The Company expects sales growth between 9% and 13% compared to the prior year. This expectation includes an approximately 7 point favorable impact from acquisitions and foreign currency translation.

Adjusted EBITDA margin for the full year is expected to be approximately 22%. Non-GAAP diluted earnings per share are expected to be in the range of $17.70 to $18.30. This assumes an adjusted effective tax rate of approximately 19%.

Free cash flow is expected to be at least $900 million.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking Statements" caption below. This would include items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the Company’s financial results. The conference call will be held today at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

Who is Zebra Technologies
Zebra (NASDAQ: ZBRA) provides the foundation for intelligent operations with an award-winning portfolio of connected frontline, asset visibility and automation solutions powered by AI. Organizations globally across retail, manufacturing, transportation, logistics, healthcare, and other industries rely on us to deliver outcomes today while driving innovation for what's next. Together with our partners, we create new ways of working that improve productivity and empower organizations to be better every day. Learn more at www.zebra.com.

Follow Zebra on our Blog, LinkedIn, Facebook, X, Instagram and YouTube.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s offerings and competitors' offerings, and the potential effects of emerging technologies and changes in customer requirements. The effect of global market conditions, and the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, natural disasters, man-made disasters, public health issues (including pandemics), and cybersecurity incidents may have negative effects on Zebra's business and results of operations. Zebra's ability to purchase sufficient materials, parts, and components, and ability to provide services, software and products to meet customer demand could negatively impact Zebra's results of operations and customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions may also have an adverse impact on results. Foreign exchange rates, customs duties and trade policies may have an adverse effect on financial results because of the global nature of Zebra's business. The impacts of changes in foreign and domestic governmental policies, regulations, or laws, as well as the outcome of litigation or tax matters in which Zebra may be involved are other factors that could adversely affect Zebra's business and results of operations. The success of integrating acquisitions could also adversely affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of Zebra's financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of certain risks, uncertainties and other factors that could adversely affect the Company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “Adjusted EBITDA,” “Adjusted EBITDA margin,” “adjusted gross margin,” “adjusted gross profit,” “adjusted net sales,” “adjusted operating expenses,” “EBITDA,” “free cash flow,” “non-GAAP diluted earnings per share,” “non-GAAP earnings per share,” “non-GAAP net income,” “organic net sales,” and “organic net sales growth.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable prior year period as well as removing realized cash flow hedge gains and losses from both the current and prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors	Media
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Senior Director, External Communications
Phone: + 1 847 518 6432	Phone: + 1 847 370 2317
InvestorRelations@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$125	$901
Accounts receivable, net of allowances for doubtful accounts of $1 million each as of December 31, 2025 and 2024, respectively	801	692
Inventories, net	729	693
Income tax receivable	31	20
Prepaid expenses and other current assets	110	134
Total Current assets	1,796	2,440
Property, plant and equipment, net	353	305
Right-of-use lease assets	166	167
Goodwill	4,727	3,891
Other intangibles, net	809	422
Deferred income taxes	414	512
Other long-term assets	237	231
Total Assets	$8,502	$7,968
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$141	$79
Accounts payable	695	633
Accrued liabilities	558	503
Deferred revenue	446	453
Income taxes payable	12	36
Total Current liabilities	1,852	1,704
Long-term debt	2,361	2,092
Long-term lease liabilities	157	155
Deferred income taxes	32	57
Long-term deferred revenue	396	304
Other long-term liabilities	116	70
Total Liabilities	4,914	4,382
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	814	669
Treasury stock at cost, 22,558,911 and 20,645,798 shares as of December 31, 2025 and 2024, respectively	(2,488)	(1,900)
Retained earnings	5,279	4,860
Accumulated other comprehensive loss	(18)	(44)
Total Stockholders’ Equity	3,588	3,586
Total Liabilities and Stockholders’ Equity	$8,502	$7,968

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended		Twelve Months Ended
	(Unaudited)
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net sales:
Tangible products	$1,220	$1,085	$4,418	$4,016
Services and software	255	249	978	965
Total Net sales	1,475	1,334	5,396	4,981
Cost of sales:
Tangible products	644	561	2,296	2,100
Services and software	133	125	507	468
Total Cost of sales	777	686	2,803	2,568
Gross profit	698	648	2,593	2,413
Operating expenses:
Selling and marketing	175	151	653	600
Research and development	152	138	593	563
General and administrative	109	107	433	381
Amortization of intangible assets	40	24	114	104
Acquisition and integration costs	7	3	24	6
Exit and restructuring costs	76	—	76	17
Total Operating expenses	559	423	1,893	1,671
Operating income	139	225	700	742
Other (loss) income, net:
Foreign exchange (loss) gain	(3)	11	(18)	5
Interest expense, net	(37)	(27)	(108)	(98)
Other expense, net	(1)	(1)	(14)	(14)
Total Other expense, net	(41)	(17)	(140)	(107)
Income before income tax	98	208	560	635
Income tax expense	28	45	141	107
Net income	$70	$163	$419	$528
Basic earnings per share	$1.40	$3.17	$8.24	$10.25
Diluted earnings per share	$1.39	$3.14	$8.18	$10.18

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$419	$528
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	185	172
Impairment of goodwill, intangibles and other assets	45	—
Equity-settled share-based compensation	163	89
Deferred income taxes	21	(94)
Unrealized gain on forward interest rate swaps	—	(31)
Other, net	14	14
Changes in operating assets and liabilities:
Accounts receivable, net	(39)	(181)
Inventories, net	54	105
Other assets	6	9
Accounts payable	1	176
Accrued liabilities	(29)	131
Deferred revenue	75	(13)
Income taxes	(1)	68
Settlement liability	—	(45)
Cash receipts on forward interest rate swaps	—	86
Other operating activities	3	(1)
Net cash provided by operating activities	917	1,013
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(1,365)	—
Purchases of property, plant and equipment	(86)	(59)
Proceeds from sale (purchases) of short-term investments	—	5
Proceeds from the sale of long-term investments	1	—
Purchases of long-term investments	(5)	(3)
Net cash used in investing activities	(1,455)	(57)
Cash flows from financing activities:
Proceeds from issuance of debt	347	651
Payments of debt	(19)	(694)
Payment of debt issuance costs, extinguishment costs and discounts	—	(9)
Payments for repurchases of common stock	(587)	(47)
Net payments related to share-based compensation plans	(14)	(30)
Change in unremitted cash collections from servicing factored receivables	34	(61)
Net cash used in financing activities	(239)	(190)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	1	(3)
Net (decrease) increase in cash and cash equivalents, including restricted cash	(776)	763
Cash and cash equivalents, including restricted cash, at beginning of period	901	138
Cash and cash equivalents, including restricted cash, at end of period	$125	$901
Less restricted cash, included in Prepaid expenses and other current assets	—	—
Cash and cash equivalents at end of period	$125	$901
Supplemental disclosures of cash flow information:
Income taxes paid	$134	$124
Interest paid, net of forward interest rate swaps	$129	$55

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(Unaudited)

	Three Months Ended
	December 31, 2025
	CF	AVA	Consolidated
Consolidated Reported GAAP Net sales growth	17.6%	2.1%	10.6%
Adjustments:
Impact of foreign currency translations (1)	(0.8)%	(0.1)%	(0.6)%
Impact of acquisitions (2)	(13.2)%	(0.7)%	(7.5)%
Consolidated Organic Net sales growth	3.6%	1.3%	2.5%

	Twelve Months Ended
	December 31, 2025
	CF	AVA	Consolidated
Consolidated Reported GAAP Net sales growth	9.1%	7.5%	8.3%
Adjustments:
Impact of acquisitions (2)	(3.5)	(0.5)%	(2.1)%
Consolidated Organic Net sales growth	5.6%	7.0%	6.2%

(1)Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period as well as removing realized cash flow hedge gains and losses from both the current and prior year periods.

(2)For purposes of computing Organic Net sales growth, amounts directly attributable to business acquisitions are excluded for twelve months following their respective acquisitions.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
($ in millions)
(Unaudited)

	Three Months Ended
	December 31, 2025	December 31, 2024
	Consolidated	Consolidated
GAAP
Reported Net sales	$1,475	$1,334
Reported Gross profit	698	648
Gross Margin	47.3%	48.6%

Non-GAAP
Adjusted Net sales	$1,475	$1,334
Adjusted Gross profit (1)	711	650
Adjusted Gross Margin	48.2%	48.7%

	Twelve Months Ended
	December 31, 2025	December 31, 2024
	Consolidated	Consolidated
GAAP
Reported Net sales	$5,396	$4,981
Reported Gross profit	2,593	2,413
Gross Margin	48.1%	48.4%

Non-GAAP
Adjusted Net sales	$5,396	$4,981
Adjusted Gross profit (1)	2,615	2,422
Adjusted Gross Margin	48.5%	48.6%

(1)Adjusted Gross profit excludes share-based compensation expense and business acquisition purchase accounting adjustments.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
($ in millions, except share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP Net income	$70	$163	$419	$528
Adjustments to Cost of sales(1)
Share-based compensation	3	2	12	9
Purchase accounting adjustments	10	—	10	—
Total adjustments to Cost of sales	13	2	22	9
Adjustments to Operating expenses(1)
Amortization of intangible assets	40	24	114	104
Acquisition and integration costs	7	3	24	6
Share-based compensation	32	23	163	101
Exit and restructuring costs	76	—	76	17
Total adjustments to Operating expenses	155	50	377	228
Adjustments to Other expense, net(1)
Amortization of debt issuance costs and discounts	—	1	2	2
Investment loss	—	—	11	6
Foreign exchange loss (gain)	3	(11)	18	(5)
Forward interest rate gain	—	—	—	(31)
Total adjustments to Other expense, net	3	(10)	31	(28)
Income tax effect of adjustments(2)
Reported income tax expense	28	45	141	107
Adjusted income tax	(50)	(42)	(179)	(143)
Total adjustments to income tax	(22)	3	(38)	(36)
Total adjustments	149	45	392	173
Non-GAAP Net income	$219	$208	$811	$701

GAAP earnings per share
Basic	$1.40	$3.17	$8.24	$10.25
Diluted	$1.39	$3.14	$8.18	$10.18
Non-GAAP earnings per share
Basic	$4.36	$4.04	$15.96	$13.62
Diluted	$4.33	$4.00	$15.84	$13.52

Basic weighted average shares outstanding	50,239,874	51,542,093	50,820,589	51,494,957
Diluted weighted average and equivalent shares outstanding	50,652,194	51,986,818	51,212,395	51,879,709
(1)Presented on a pre-tax basis.
(2)Represents adjustments to GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions), as well as adjustments to exclude the impacts of certain discrete income tax items and incorporate the anticipated annualized effects of current year tax planning.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
($ in millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP Net income	$70	$163	$419	$528
Add back:
Depreciation (excluding exit and restructuring costs)	19	18	71	68
Amortization of intangible assets	40	24	114	104
Total Other expense, net	41	17	140	107
Income tax expense	28	45	141	107
EBITDA (Non-GAAP)	198	267	885	914

Adjustments to Cost of sales
Share-based compensation	3	2	12	9
Purchase accounting adjustments	10	—	10	—
Total adjustments to Cost of sales	13	2	22	9
Adjustments to Operating expenses
Acquisition and integration costs	7	3	24	6
Share-based compensation	32	23	163	101
Exit and restructuring costs	76	—	76	17
Total adjustments to Operating expenses	115	26	263	124
Total adjustments to EBITDA	128	28	285	133
Adjusted EBITDA (Non-GAAP)	$326	$295	$1,170	$1,047

Adjusted EBITDA margin (Non-GAAP)	22.1%	22.1%	21.7%	21.0%

FREE CASH FLOW

	Twelve Months Ended
	December 31, 2025	December 31, 2024
Net cash provided by operating activities	$917	$1,013
Less: Purchases of property, plant and equipment	(86)	(59)
Free cash flow (Non-GAAP)(1)	$831	$954
(1)Free cash flow, a non-GAAP measure, is defined as Net cash provided by operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period.